Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

Basis for Pro Forma Information

The unaudited pro forma condensed consolidated financial statements were prepared to assist readers in understanding the nature and effects of the sale by Navistar International Corporation (the “Company”) on December 31, 2018 of a 70% equity interest in its defense business, Navistar Defense, LLC (“Navistar Defense”), to an affiliate of Cerberus Capital Management, L.P. (the “Navistar Defense Transaction”).

The unaudited pro forma condensed consolidated balance sheet data as of October 31, 2018 gives effect to the Navistar Defense Transaction as if it occurred on October 31, 2018. The unaudited pro forma condensed consolidated statement of operations data for the year ended October 31, 2018 has been prepared to present the Company’s results of operations as if the Navistar Defense Transaction had occurred on November 1, 2017 and to reflect intercompany transactions between Navistar Defense and the Company. The historical consolidated financial information has been adjusted in the following unaudited pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Navistar Defense Transaction; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on the consolidated results.

The unaudited pro forma financial statements should be read together with the following:

the accompanying notes to the unaudited pro forma condensed consolidated financial information; and

the Company’s consolidated financial statements and notes thereto as of and for the year ended October 31, 2018, and Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2018 filed with the U.S. Securities and Exchange Commission on December 18, 2018.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based on information and assumptions available at the time of the filing of this Current Report on Form 8-K.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the Company’s operating results that would have occurred if the Navistar Defense Transaction had been completed as of the dates set forth above. The unaudited condensed consolidated financial information does not purport to project the future operating results or financial position of the Company following the closing of the Navistar Defense Transaction and the transactions related thereto. The unaudited pro forma condensed consolidated statement of operations and balance sheet are based on certain assumptions that are described in the accompanying notes, which assumptions management believes are reasonable.

NAVISTAR INTERNATIONAL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF OCTOBER 31, 2018

(In millions, except per share data)

	Historical Navistar International Corporation Consolidated	Sale of ND Holdings, LLC*		Pro Forma Adjusted
		(Unaudited)		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,320	$95	(a)	$1,415
Finance receivables, net	1,898	—		1,898
Inventories	1,110	(70	) (b)	1,040
Deferred taxes, net	—	—	(h)	—
Other current assets	808	(46	) (b)	762

Total current assets	5,136	(21)		5,115
Property and equipment, net	1,370	(3	) (b)	1,367
Other noncurrent assets	724	13	(c)	737

Total assets	$7,230	$(11)		$7,219

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Notes payable and current maturities of long-term debt	$946	$—		$946
Accounts payable	1,606	(30	) (b)(d)	1,576
Other current liabilities	1,255	(25	) (b)(e)(f)	1,230

Total current liabilities	3,807	(55)		3,752
Long-term debt	4,521	—		4,521
Postretirement benefits liabilities	2,097	—		2,097
Other noncurrent liabilities	731	(27	) (b)(e)	704

Total liabilities	11,156	(82)		11,074
Stockholders’ deficit
Series D convertible junior preference stock	2	—		2
Common stock, $0.10 par value per share	10	—		10
Additional paid-in capital	2,731	—		2,731
Accumulated deficit	(4,593)	72	(g)(f)	(4,521)
Accumulated other comprehensive loss	(1,920)	(1	) (g)	(1,921)
Common Stock held in treasury	(161)	—		(161)

Total stockholders’ deficit attributable to Navistar International Corporation	(3,931)	71		(3,860)
Stockholders’ equity attributable to non-controlling interests	5	—		5

Total stockholders’ deficit	(3,926)	71		(3,855)

Total liabilities and stockholders’ deficit	$7,230	$(11)		$7,219

*	ND Holdings, LLC is the ultimate parent entity of Navistar Defense, LLC in the recapitalized Navistar Defense business.

See accompanying notes to unaudited pro forma condensed financial information.

NAVISTAR INTERNATIONAL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED OCTOBER 31, 2018

(In millions, except per share data)

	Historical Navistar International Corporation Consolidated	Sale of ND Holdings, LLC*		Pro Forma Adjusted
		(Unaudited)		(Unaudited)
Sales and revenues
Sales of manufactured products, net	$10,090	$(443	) (b)(e)(i)	$9,647
Finance revenues	160	—		160

Sales and revenues, net	10,250	(443)		9,807

Costs and expenses
Costs of products sold	8,317	(324	) (b)(i)	7,993
Other operating expenses	13	—		13
Selling, general and administrative expenses	922	(38	) (b)(f)(j)(k)(l)(m)	884
Engineering and product development costs	297	(7	) (b)	290
Interest expense	327	—		327
Other income	(46)	—		(46)

Total costs and expenses	9,830	(369)		9,461
Equity in earnings of non-consolidated affiliates	—	22	(c)	22

Income (loss) from continuing operations before income taxes	420	(52)		368
Income tax expense	(52)	—	(h)	(52)

Income (loss) from continuing operations	368	(52)		316
Less: Net income attributable to non-controlling interests	28	—		28

Net income (loss) attributable to Navistar International Corporation	$340	$(52)		$288

Pro forma earnings per share:
Basic:	$3.44			$2.91
Diluted:	$3.41			$2.89
Pro forma weighted average shares outstanding:
Basic:	$98.9			$98.9
Diluted:	$99.6			$99.6

*	ND Holdings, LLC is the ultimate parent entity of Navistar Defense, LLC in the recapitalized Navistar Defense business.

See accompanying notes to unaudited pro forma condensed financial information.

The following pro forma adjustments have been reflected in the unaudited pro forma condensed consolidated financial information.

(a)

Represents cash proceeds of the sale as if the Navistar Defense Transaction had closed on October 31, 2018. The cash proceeds reflected on the October 31, 2018 pro forma balance sheet will likely be different from the actual cash proceeds received in the Navistar Defense Transaction due to differences in the adjustment for net working capital.

(b)

Reflects the pro forma adjustment for the effects of the Navistar Defense Transaction to (i) remove the assets and liabilities associated with the disposition of Navistar Defense and not retained by the Company; and (ii) eliminate the revenues and expenses associated with Navistar Defense for the year ended October 31, 2018.

(c)

Reflects the Company’s equity method investment in Navistar Defense, which was determined based on an allocation of the preliminary fair value of the equity interest retained by the Company. Investments in entities for which the Company has the ability to exercise significant influence but does not have financial or operating control, are accounted for under the equity method of accounting.

The Company performed a preliminary valuation analysis of the fair market value of the equity method investment as of October 31, 2018. Using the total preliminary value of Navistar Defense, the Company has estimated the allocation of value to the various classes of shares. This preliminary estimate of the fair value of the equity method investment has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final valuation for the equity method investment will be determined when the Company has completed the detailed valuations and necessary calculations. Accordingly, under the equity method of accounting, the fair value of $13 of the net assets retained in the Navistar Defense Transaction form the basis for the Company’s investment in Navistar Defense. The value of the equity method investment reflected on the October 31, 2018 pro forma balance sheet will likely be different from the actual value due to differences in the adjustment for net working capital. The Company also reflected its share of the net earnings in Navistar Defense of $22 in pro forma consolidated net income under the caption “Equity in earnings of unconsolidated affiliates”.

(d)	Represents the accrual of $3 for transaction costs which became payable upon the closing of the Navistar Defense Transaction.

(e)

Reflect a $12 deferred gain related to an exclusive long-term agreement entered into by Navistar, Inc., a subsidiary of the Company, in connection with the closing of the Navistar Defense Transaction, to supply commercial parts and chassis to Navistar Defense (the “Supply Agreement”) of which $3 is classified under the caption “other current liabilities” and $9 is classified under the caption “other noncurrent liabilities”. The value of the liability was determined based on estimated sales over the minimum fifteen-year term of the Supply Agreement and the pricing terms set forth within. All estimates in the determination of the value of the liability to recognize were based on assumptions that management believes are reasonable. This liability will be amortized into revenue over the life of the Supply Agreement based on projected annual sales volumes.

(f)	Represents the transfer of certain employee benefit plan and other obligations of $3 at October 31, 2018, which are directly attributable to Navistar Defense.

(g)	The gain on the Navistar Defense Transaction assuming the Company had completed the sale as of October 31, 2018 is as follows:

Net cash proceeds	$95
Fair value of the retained equity interest	13
Net assets sold	(25)
Adjustment for transaction costs	(3)
Off-market supply agreement	(12)
Accumulated Other Comprehensive Income	1

Gain on sale	$69

The gain on the Navistar Defense Transaction includes the recognition of the accumulated other comprehensive income from the Company’s currency translation adjustments.

As the gain related to the Navistar Defense Transaction and use of the proceeds do not have a continuing impact on the Company’s operations, the gain is only reflected in the retained earnings on the unaudited pro forma condensed consolidated balance sheet. The gain on the Navistar Defense Transaction, based on the October 31, 2018 balance sheet, will likely be different from the actual gain on the sale that will be realized because of the differences in adjustments for certain current year charge outs and working capital, and the estimation of transaction costs in determining the net cash proceeds from the transaction.

(h)	No pro forma adjustment was made for taxes due to the Company’s valuation allowance.

(i)

Represents the sale of products between the Company and Navistar Defense. These sales are normally eliminated upon consolidation and had no impact on gross margin or operating income; however, they are expected to continue subsequent to the sale under the Supply Agreement.

The sales of products from the Company to Navistar Defense were $77 for the year ended October 31, 2018 based on the volumes sold and terms as defined in the Supply Agreement. Such sales increased the pro forma income from continuing operations before income taxes and earnings in unconsolidated affiliates by $6.

(j)

Removal of $3 of transaction costs in the year ended October 31, 2018. These costs directly related to the Navistar Defense Transaction and will not recur and as such, have been removed from the unaudited pro forma consolidated statement of income.

(k)

Represents $3 of certain general corporate overhead expenses that were allocated to Navistar Defense, but not specifically identifiable to Navistar Defense. Such expenses are presented as part of the Company’s continuing operations.

(l)

To record $1 of fee income related to a Transition Services Agreement entered into in connection with the closing of the Navistar Defense Transaction whereby the Company will provide certain services to Navistar Defense for no less than 12 months after the closing date.

(m)

Represents the reduction of the expense related to the supplemental profit sharing program in the amount of $15 as the expense is based off the Company’s qualifying profits in relation to fixed contribution tiers. The change in the tiers was deemed to be directly attributable to the Navistar Defense Transaction.